EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Percentage Owned	Jurisdiction of Incorporation
Sterling Bank (to become a subsidiary of the Registrant upon completion of the Holding Company Plan of Acquisition)	100%	New Jersey